Exhibit (j) under N-1A
                                                Exhibit 23 under Item 601/Reg SK

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A No. 33-03164) dated August 31, 1999 and to the incorporation by reference therein of our report dated June 21, 1999 on the financial statements of Federated Income Securities Trust (comprising, Federated Intermediate Income Fund, and Federated Short-Term Income Fund) included in its Annual Report to Shareholders for the year ended April 30, 1999.

                                By: ERNST & YOUNG

                                /s/Ernst & Young

Boston, Massachusetts
August 26, 1999